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                                                                    EXHIBIT 3.19

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 09:00 AM 06/08/2001
                                                        010276631 - 3401491


                            CERTIFICATE OF FORMATION
                                       OF
                  VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC


            The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Limited Liability Company Act of the State of Delaware, hereby certifies that:

            FIRST: The name of the limited liability company is Valor Telecommunications Enterprises II, LLC.

            SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, Delaware 19808.

            The name of its Registered agent at such address is Corporation Service Company.

            THIRD: The limited liability company will have perpetual existence.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Valor Telecommunications Enterprises II, LLC this 15th day of May. 2001.

                                      By:    /s/ John A. Butler
                                             -----------------------------------
                                             Authorized Person
                                      Name:  John A. Butler

                                             John A. Butler
                                             Executive Vice President &
                                             Chief Financial Officer
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Member deems necessary and advisable, and the Member may in its discretion delegate certain day-to-day management functions, powers and duties to those officers.

     7. Officers. The Member may delegate all or portion of its powers, duties, rights and responsibilities, including the authority to bind the Company, to one or more persons who shall be referred to as "officers" of the Company. The officers of the Company shall be chosen by the Member and shall consist of a Chief Executive Officer, President, a Secretary and a Treasurer and such other officers as may be deemed advisable by the Member. The initial officers of the Company are set forth in Annex A hereto.

     8. Opt-in to Article 8 of the Uniform Commercial Code. The Member hereby agrees that the Equity Interests of the Company shall be securities governed by
Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

     9. Dissolution The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) with the consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     10. Capital Contributions. Capital contributions to the Company shall be made at the times and as determined by the Member.

     11. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

     12. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

     13. Assignment. The Member may assign its limited liability company interest, and the assignee may become a member of the Company, provided this Agreement shall be amended to evidence the same.

     14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

     15. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

     16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of this 31st day of January, 2002.

                            VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC

                            By:    /s/ Kenneth R. Cole
                                   ---------------------------------
                            Name:  Kenneth R. Cole
                            Title: Chief Executive Officer

                            VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC

                            By:    /s/ Kenneth R. Cole
                                   ---------------------------------
                            Name:  Kenneth R. Cole
                            Title: Chief Executive Officer

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                                     ANNEX A

                                INITIAL OFFICERS

         Name:                       Office:

         Kenneth R. Cole             Chief Executive Officer

         Calvin R. Weinheimer        President

         John A. Butler              Treasurer

         William M. Ojile, Jr.       Secretary